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                                                                   EXHIBIT 10.27
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of June 27, 1997, between Fulcrum Direct, Inc., a Delaware corporation (the "Company"), and Jonathan Bruml ("Executive").

         WHEREAS, the Company and the Executive desire to enter into an agreement to provide for the employment of Executive as Vice President, Merchandise - San Francisco of the Company, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

                  Employment. The Company hereby agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 4(a) (the "Employment Period").

                  Position and Duties. Commencing on the date hereof and continuing during the Employment Period, Executive shall serve in such positions and with such responsibility as shall be specified by the Company's Chairman and Chief Executive Officer.

                  Salary, Bonus, Options and Benefits.

                  (a) During the Employment Period, Executive's base salary (the "Base Salary") shall be $165,000 which salary shall be payable in regular installments in accordance with the Company's general payroll practices and subject to required withholding taxes.

                  (b) In addition to the Base Salary, the Executive shall be eligible to receive, upon approval of the Company's Board of Directors, a bonus (payable either in cash or through the grant of stock options of the Company, or both, as determined by the Company's Board of Directors) following the end of each fiscal year during the Employment Period based upon the Company's operating results and Executive's performance during such year. The maximum amount of the bonus for which the Executive is eligible, shall be determined on the same basis as other senior managers of the Company.

                  (c) In addition to the consideration set forth in Sections
3(a) and 3(b) above, on or prior to July 14, 1997 the Company shall place 65,000 shares of the Company's Common Stock, par value $.01 per share (the "Trust Shares") into a trust that is established for the Executive's benefit and has terms identical to the trust agreement attached hereto as Exhibit A (the "Rabbi Trust. The Trust, and upon termination of the Trust, the Executive shall become a party to the Stockholders Agreement (the "Stockholders Agreement"), dated October 21, 1996, between the Company and certain of its stockholders (which agreement is attached hereto as Exhibit B) and the Trust Shares shall be entitled to all rights and
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subject to all obligations and conditions set forth in such agreement. Any Trust
Shares eligible to be sold pursuant to the terms of Section 3 of the Stockholders Agreement or registered pursuant to the terms of Section 7 of the Stockholders Agreement shall be so sold or registered and any Trust Shares so registered shall be sold at prevailing market prices

                  (d) In addition to the consideration set forth in Sections 3(a), 3(b) and 3(c) above within 7 days of the date hereof, the Company shall cause Fulcrum Capital Partners, L.P. ("FCP") to grant Executive an option to acquire a limited partnership interest in FCP, in the form attached hereto as Exhibit C.

                  (e) In addition to the Base Salary, and any bonuses payable to the Executive pursuant to Section 3(b) above, Executive shall be entitled during the Employment Period, to health and dental benefits and such other benefits as are provided to the Company's other senior managers.

                  (f) Subject to the Company's reimbursement policy, the Company shall reimburse Executive (or cause Executive to be reimbursed) for all reasonable out-of-pocket expenses incurred by him or her in the course of performing his or her duties under this Agreement upon completion of an expense report in accordance with the Company's reimbursement, reporting and documentation policies in effect from time to time with respect to travel, entertainment and other business expenses.

                  Term.

                  (a) Executive shall be considered an employee "at will." It is expressly understood that either the Executive or the Company may terminate this Agreement upon giving 30 days notice to the other party. This Agreement may be terminated with or without cause in the absolute discretion of Executive or the Company as the case may be.

                  (b) In the event of Executive's voluntary resignation, this Agreement shall terminate and all compensation and other benefits shall cease to accrue upon termination. Upon termination for any other reason, Executive shall be entitled to receive the Base Salary for a period of four months thereafter in accordance with the Company's normal payroll procedures.
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                  (c) The Rabbi Trust shall terminate and the Trust Shares shall be distributed to the Executive upon the earlier of (i) July 1, 1999, or (ii) termination of Executive's employment with the Company for any reason; provided, however, that the distribution date described in clause (i) may be extended by Executive's delivering written notice to the Company and the Trustee of the Rabbi Trust (the "Trustee") not later than December 1st of the calendar year preceding the calendar year in which such distribution would otherwise be made (e.g., an election to defer the distribution beyond July 1, 1999 must be filed on or before December 1, 1998), and provided, further, that in order to facilitate a distribution under clause (ii), Executive (or his or her estate) and the Company shall give the Trustee prompt notice of the termination of Executive's employment. Upon request of the Executive, following termination of employment, and provided that the Executive has attempted in good faith to sell the Trust Shares to a third party for an amount per share at least equal to 20 months Base Salary divided by the number of Trust Shares, the Company shall pay to Executive an amount equal to 20 months Base Salary in exchange for all of the Trust Shares.

              Nondisclosure and Nonuse of Confidential Information.

                  (a) Executive shall not disclose or use at any time, either during employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by the Executive, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Company. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

                  (b) As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation,
(viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiii) all information relating to Storybook Heirlooms, Inc., (xiv) all technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.
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                  Delivery of Materials Upon Termination of Employment. As
requested by the Company from time to time and upon the termination of Executive's employment with the Company for any reason, Executive shall promptly deliver to the Company all equipment provided to the Executive by the Company and copies and embodiments, in whatever form, of all Confidential Information in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such equipment and materials have been delivered to the Company.

                  Noncompetition. Executive acknowledges and agrees with the Company that Executive's services to the Company are unique in nature and that the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. Executive accordingly covenants and agrees with the Company in consideration of the compensation provided herein that during the period commencing with the date of this Agreement and ending on the second anniversary following the date of the termination of Executive's employment with the Company (the "Noncompetition Period"), Executive shall not, directly or indirectly, either for himself or herself or for any other individual, corporation, partnership, joint venture or other entity, participate in any business (including, without limitation, any division, group or franchise of a larger organization) which engages or which proposes to engage in the United States or Japan, in the promotion, development, sale, distribution or production of children's and teen apparel, shoes or accessories (such activities being referred to as the "Restricted Activities"). For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in excess of 4.9% in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise); provided, that Executive may be employed by any person or entity which engages in Restricted Activities if (i) less than 25% of such person's or entity's revenues are generated from such Restricted Activities and (ii) Executive's responsibilities are clearly and specifically segregated from any such person's or entity's Restricted Activities, such that Executive in no way participates in the Restricted Activities, including, without limitation, by providing management oversight, direction, merchandising, design or creative input relating to the Restricted Activities.

                  Nonsolicitation. During the Noncompetition Period, Executive shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way
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interfere with or alter the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee or independent contractor of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with or alter the relationship between any such independent contractor, customer, supplier, licensee or business relation and the Company (including, without limitation, making any negative statements or communications concerning the Company or any subsidiary or employee of the Company).

                  Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

To the Company:            Fulcrum Direct, Inc.
                           4321 Fulcrum Way
                           Rio Rancho, NM 87124
                           Attn.:  Scott A. Budoff
                           Telecopy:  505-867-7107

With copies to:            Kirkland & Ellis
                           153 East 53rd Street
                           New York, NY 10021
                           Attn.:  Frederick Tanne, Esq.
                           Telecopy:  212-446-2900

To Executive:              _________________________
                           _________________________
                           _________________________
                           Attn.:___________________
                           Telecopy:________________

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S.
mail.

                  General Provisions.

                  (a) Company Subsidiaries. For purposes of Sections 4(c), 5, 6 and 7 of this Agreement, the term "Company" shall include all subsidiaries and affiliates of the Company.

                  (b) Limitations. Executive and the Company acknowledge and agree that this Agreement is not intended and should not be construed to grant Executive any right to continued employment with the Company or to otherwise define the terms of Executive's employment with the Company.
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                  (c) Absence of Conflicting Agreements. Executive hereby
warrants and covenants that (i) employment by the Company and execution, delivery and performance of this Agreement do not and shall not result in a breach of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which Executive is subject, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

                  (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of Sections 5, 7 and 8 of this Agreement shall have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Sections 5, 7 and 8 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

                  (e) Complete Agreement. This Agreement, the documents attached hereto as exhibits, the documents expressly referred to herein, and the other documents executed in connection with the Company's purchase of all the outstanding capital stock of Storybook Heirlooms, Inc. embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (f) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (g) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its respective successors and assigns. The rights and obligations of Executive under this Agreement may not be assigned or delegated except that the Executive's right to unpaid compensation shall pass to his or her estate and beneficiaries according to his or her will or the laws of descent and distribution.
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                  (h) Choice of Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

                  (i) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that Executive's breach of any term or provision of this Agreement shall materially and irreparably harm the Company, that money damages shall accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Executive and that the Company in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                           FULCRUM DIRECT, INC.


                                           By____________________________

                                           Its___________________________


                                           ______________________________
                                                    Jonathan Bruml